Exhibit 99.2

Banc One Credit Card Master Trust

Trust Allocation Report

Distribution Date of:		16-Dec-02
Determined as of:		10-Dec-02
For Monthly Period Ending:		30-Nov-02
Days in Interest Period (30/360)		30
Days in Interest Period (Act/360)		31

Ending Pool Balance
Principal		2,747,760,489.76
Finance Charge		83,313,492.67

Total		2,831,073,982.43

Seller's Interest Test
Ending Portfolio Principal Balance		2,747,760,489.76
Trust EFA		0.00

Receivables + EFA		2,747,760,489.76

Trust Invested Amount		1,967,167,742.13
Trust PFA		279,000,000.00

Trust Adjusted Invested Amount		1,688,167,742.13

Seller’s Participation Amount (with EFA)		1,059,592,747.63
Seller’s Participation Amount (w/o EFA)		1,059,592,747.63
Seller’s Interest Percentage		38.56%

Required Seller’s Interest Percentage		5.00%
Required Seller’s Interest		137,388,024.49

Required Principal Balance Test
Ending Portfolio Principal Balance		2,747,760,489.76
Required Principal Balance		2,450,000,000.00

Net Excess/Deficit		297,760,489.76

EFA
Beginning Excess Funding Account Balance		0.00
Required Excess Funding Account Deposit		0.00
Excess Funding Account Withdrawal		0.00

Shared Principal Collections
Series 1996-A		5,808,818.00
Series 1997-1		0.00
Series 1997-2		0.00

Delinquent Accounts
30-59 days	1.84%	52,060,479.63
60-89 days	1.27%	36,009,156.40
90 days +	2.39%	67,593,833.84
Total 30 days +	5.50%	155,663,469.87

Miscellaneous
Gross Credit Losses	7.26%	18,960,736.55
Net Credit Losses	6.79%	17,711,451.52
Discount Option Receivables		0.00
Discount Percentage		0.00%
Finance Charges Billed		37,313,386.90
Fees Billed		5,432,072.15
Interchange		7,340,026.00
Interest Earned on Collection Account		9,844.19